UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2018

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

1550 Wewatta St. Denver, CO 80202
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02     Unregistered Sale of Equity Securities.

The Company raised $3,819,000 in equity through the exercise of 1,273,000 warrants at $3.00 per share.

Between October 27, 2016 and November 7, 2016 the Company sold 2,000,000 units to a group of investors in a private offering. Each unit consisted of one share of the Company’s common stock and one Series I Warrant. Each Series I Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $3.00 per share at any time on or before November 4, 2020.

To encourage holders to exercise their Series I Warrants, the Company agreed to issue one Series IX Warrant to each person that exercised a Series I warrant on or before July 10, 2018. Each Series IX Warrant is exercisable at a price of $1.00 per share at any time on or before July 10, 2021.

As of July 10, 2018, a total of 1,273,000 Series I Warrants were exercised and the Company issued 1,273,000 shares of its common stock (as a result of the exercise of the Series I Warrants) and 1,273,000 Series IX Warrants to the persons that exercised the Series I Warrants.

The proceeds from the exercise of the Series I Warrants will be used for construction on a 52.6 acre parcel of undeveloped land located approximately 47 miles southeast of Boston.  The Company is developing the property as the Massachusetts Medical Cannabis Center ("MMCC").

The shares issuable upon the exercise of the Series I Warrants were registered with the Securities and Exchange Commission and are free trading under an effective registration statement. The shares issuable upon the exercise of the Series IX Warrants will be “restricted securities” as that term is defined by the Securities and Exchange Commission, unless registered.

The Company paid GVC Capital LLC, the Solicitation Agent for the offering, $0.18 for each Series I Warrant exercised and issued one warrant to GVC for each 20 Series I Warrants which were exercised. The warrants issued to GVC are exercisable at a price of $1.00 per share at any time on or before July 10, 2023. If the Company chooses to retain GVC to solicit the exercise of the Series IX Warrants, the Company will pay GVC $0.05 for each Series IX Warrant that is exercised. GVC allowed a portion of its compensation to selected dealers which assisted in the solicitation of the Series I Warrant holders

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b)of the Securities and Exchange Commission in connection with issuance of the Series IX Warrants. The persons who acquired these warrants were accredited and sophisticated investors and were provided full information regarding the Company’s operations. There was no general solicitation in connection with the offer or sale of the warrants. The persons who acquired the warrants acquired them for their own accounts. The certificates representing the warrants will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2018.

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer

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